                               The Beard Company
                         Computation of Loss Per Share
                                               For the Three Months Ended
                                               --------------------------
                                                March 31,       March 31,
                                                  1998            1997
                                               ----------       ---------
Basic and Diluted Loss Per Share:
Loss from continuing operations
  per statement of operations                  $ (424,000)      $ (392,000)
                                               ==========       ==========
Net loss per statement of operations           $ (424,000)      $ (424,000)
                                               ==========       ==========
Net loss attributable to common
  shareholders per statement of operations     $ (424,000)      $ (424,000)
                                               ==========       ==========
Weighted average common shares outstanding      2,528,000        2,799,000
                                               ==========       ==========

Basic and diluted loss per share:
  Loss from continuing operations              $    (0.17)      $    (0.14)
  Loss from discontinued operations                   -              (0.01)
                                               ----------       ----------
  Net loss                                     $    (0.17)      $    (0.15)
                                               ==========       ==========